UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 13, 2001

Commission file number 1-13163

TRICON GLOBAL RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction of	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On December 13, 2001, TRICON Global Restaurants, Inc. issued a press release announcing its 2002 earnings expectations as well as reconfirming its ongoing operating EPS expectations for the full-year 2001. A copy of such press release is attached hereto as Exhibit 99 and incorporated herein by reference

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99     Press release dated December 13, 2001 from TRICON Global Restaurants, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICON GLOBAL RESTAURANTS, INC.
        (Registrant)

Date:   December 19, 2001

/s/      Matthew M. Preston
                                                            Vice President and Assistant General Counsel

TRICON GLOBAL RESTAURANTS, INC. DISCUSSES 2002 EXPECTATIONS AND LONGER
TERM GROWTH TARGETS
COMPANY HOSTS ANALYST/INVESTOR CONFERENCE

LOUISVILLE, KY (December 13, 2001) - Tricon Global Restaurants, Inc. (NYSE:YUM) today will host its annual Analyst/Investor Conference, during which the company will reconfirm full-year 2001 earnings expectations of at least $3.18 in ongoing operating earnings per share (EPS). The company also will review its strategies to sustain continued long-term growth in ongoing operating EPS and its 2002 earnings expectations.

For 2002, the Company expects ongoing operating EPS to be $3.53 to $3.63. The 2002 forecast includes an estimated $.13 benefit to EPS, which is driven by the adoption of FAS141/142 (cessation of intangible asset amortization).

"Since our spin-off in '97, we have successfully restructured our business, improved all key financial measures and more than doubled ongoing operating earnings per share. We are excited about 2002 and beyond because of the unique opportunities we have to drive revenue growth, earnings growth and maximize shareholder value," said David Novak, Chairman and Chief Executive Officer.

In 2002, the Company is targeting:

  Worldwide revenue growth of 6% to 7%.
  Worldwide system-sales growth of 4% to 5%.
  U.S. blended same-store sales increase of 2%.
  It will open over 1,400 new restaurants worldwide including 1,000 Internationally.
  It will add over 325 multibranded restaurants through conversions of existing restaurants and new-restaurant builds.
  Franchise fees will continue to grow and are expected to reach $850MM.
  Restaurant margin will increase 60 to 70 basis points including an estimated 50 basis-point benefit from the adoption of FAS141/142.
  General and administrative costs will be up slightly in dollar terms.
  Ongoing operating profit will increase 13% including an estimated 3-pt benefit from the adoption of FAS141/142.
  Interest expense will be even with 2001.
  The effective tax rate on ongoing operating earnings is expected to be 34% to 35%.
  Average shares outstanding should increase 1% or by roughly 2 million shares.
  Return on invested capital will remain strong at 18% and total cash generated prior to capital expenditures will be about $1.1 billion. Tricon will Web cast the conference, beginning at 8:45 a.m. EST. Interested parties can access the Web cast through Tricon's Web site, www.triconglobal.com. Throughout the day, Tricon senior leaders will provide details on its five major growth drivers: (1) Global Restaurant Expansion, (2) Multibranding, (3) Improved Restaurant Operations, (4) Brand Differentiation, and (5) Strong Cash Generation and High Returns.

Tricon is the world's largest restaurant company in terms of system restaurants with over 30,000 restaurants around the world in over 100 countries and territories. Tricon's three brands, KFC, Pizza Hut and Taco Bell, are the global leaders of the chicken, pizza and Mexican restaurant categories, respectively. Total worldwide system sales were over $22 billion in 2000.

A copy of the presentation to the Analyst/Investor Conference will be available on the Company's Web site at www.triconglobal.com by 4:00 p.m. EST December 13.

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This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include: changes in global and local business, economic and political conditions in the countries and territories where Tricon operates; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Tricon and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; our actuarially determined casualty loss estimates; changes in legislation and governmental regulation; and changes in accounting policies and practices. Further information about factors that could affect Tricon's financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

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